Exhibit 10.35

Purchase Contract of Zhongshan Mingyang Electrical Appliance Co., Ltd.

Contract No.: MY200808401HD

Buyer (Party A): Zhongshan Mingyang Electrical Appliance Co., Ltd.

Seller (Party B): Guangdong Mingyang Wind Power Technology Co., Ltd.

Place of signing: Zhongshan

Time of signing: Apr.1, 2008

Project name: Guangdong Zhanjiang Xuwen Yangqian Wind Farm Project

I. Material name, specification, quantity, unit price and amount:

Product name	Model	Unit	Quantity	Unit price	Total amount
WTGs (including spare parts)	MY1.5se	Set	33	9,480,000	312,840,000
Total: RMB (in words) THREE HUNDRED TWELVE MILLION EIGHT HUNDRED AND FORTY THOUSAND YUAN ONLY

Note: the above prices contain 17% of VAT.

II. Quality requirements and technical standards: the supplier shall offer the products in accordance with the technical requirements and standards of Contract of WTGs and Auxiliary Equipment of Xuwen Yangqian Wind Farm Project of Guangdong Yudean signed between Party A and Guangdong Yudean Zhanjiang Wind Power Co., Ltd. The supplier shall guarantee the quality of the products supplied by it for 24 months since the date of being electrified, and shall be responsible for the technical guidance, on-spot debugging and after-sale service. (Note: the duplicate copy of the aforesaid contract shall be kept by Party B).

III. Package and transportation method: factory is responsible for package (not recycled) and transporting the products to the site of installation (Zhanjiang Xuwen Yangqian Wind Farm) designated by Guangdong Yudean Zhanjiang Wind Power Co., Ltd., and the supplier shall bear relevant expenses.

IV. Time and place of delivery: the products shall be delivered to the site of installation (Zhanjiang Xuwen Yangqian Wind Farm) designated by Guangdong Yudean Zhanjiang Wind Power Co., Ltd. within 180 calendar days after signing the contract (the final delivery plan will be confirmed through the negotiation among Party A, Party B and Guangdong Yudean Zhanjiang Wind Power Co., Ltd.).

V. Means of inspection: after the goods are delivered to the buyer, they shall be inspected in accordance with relevant quality technology standards (by Party A and Guangdong Yudean Zhanjiang Wind Power Co., Ltd. jointly, similarly hereinafter); any abnormality shall be reported to the supplier, who shall deal with it within 2 days after receiving the feedback.

Material Purchase Contract of Zhongshan Mingyang Electrical Appliance Co., Ltd.

Contract No.: MY20080326HD

Buyer (Party A): Zhongshan Mingyang Electric Appliance Co., Ltd.

Seller (Party B): Guangdong Mingyang Wind Power Technology Co., Ltd.

Place of signing: Zhongshan

Time of signing: March 26, 2008

Project name: Bayinaobao Phase I Wind Farm Project

I. Material name, specification, quantity, unit price and amount:

Product name	Model	Unit	Quantity	Unit price	Total amount
WTGs	MY1.5se	Set	33	8,955,000	295,515,000
Total: RMB (in words) TWO HUNDRED NINETY-FIVE MILLION FIVE HUNDRED AND FIFTEEN THOUSAND YUAN ONLY

Note: the above prices contain 17% of VAT.

II. Quality requirements and technical standards: the supplier shall offer the products in accordance with the technical requirements and standards of Purchase Contract of WTGs of Bayinaobao 49.5MW Wind Farm Project of China Power Investment Corporation signed between Party A and Shanxi Zhangze Electric Power Co., Ltd. The supplier shall guarantee the quality of the products supplied by it for 24 months since the date of being electrified, and shall be responsible for the technical guidance, on-spot debugging and after-sale service. (Note: the duplicate copy of the aforesaid contract shall be kept by Party B).

III. Package and transportation method: factory is responsible for package (not recycled) and transporting the products to the vehicles on the site of Bayinaobao Phase I Wind Farm, and the supplier shall bear relevant expenses.

IV. Time and place of delivery: the products shall be delivered to the site of Bayinaobao Phase I Wind Farm within 180 calendar days after signing the contract (the final delivery plan will be confirmed through the negotiation among Party A, Party B and Shanxi Zhangze Electric Power Co., Ltd.).

V. Means of inspection: after the goods are delivered to the buyer, they shall be inspected in accordance with relevant quality technology standards (by Party A and Shanxi Zhangze Electric Power Co., Ltd. jointly, similarly hereinafter); any abnormality shall be reported to the supplier, who shall deal with it within 2 days after receiving the feedback.

VI. Means of payment: according to the production schedule of the supplier and the submission of the purchase contracts related to the raw materials used for the production of the subject of this Contract, the buyer shall pay the advance payment by installment, which shall not exceed 40% of the total amount of the Contract. The buyer shall pay off the remaining payments within 30 days after the delivered goods are proved to be eligible through inspection and receiving the full amount VAT invoices. All payments shall be paid by means of the bill of exchange accepted by the bank or T/T.

VII. Documents: the supplier shall offer the documents such as business license, duplicated copy of the tax registration certificate and power of attorney.

VIII. Liability for breach: where the buyer fails to pay the goods according to schedule or the supplier fails to deliver the goods according to schedule, it will be deemed as a breach and the party in breach shall pay the penalty amounting to about 1% of the contract amount for each day overdue to the observant party, but the accumulated penalty shall not exceed 10% of the total amount of the contract. The supplier shall bear all responsibilities where the buyer’s production and management are severely affected or severe complaints are received from customers due to the issue of product quality. In accordance of Contract Law of P.R.C., any disputes arising from performing this Contract shall be lodged to the court with jurisdiction in the place of the buyer.

IX. Other stipulations:

1.	The issues of termination or amendment related to this Contract cannot be implemented until being reconfirmed by Party A and Party B.

2.	Any different opinions on other issues are subject to the clauses of the contract signed by Party A and Shanxi Zhangze Electric Power Co., Ltd.

3.	The contract (No.MY20070808HD) signed by Party A and Party B on 8 August 2007 is invalidated henceforth.

X. This contract becomes effective after being sealed and signed by both parties (the faxed copy of this Contract shall be effective). It term of validity is two years. This Contract is made in quadruplicate with each party keeping two.

Buyer (Party A): Zhongshan Mingyang Electrical Appliance Co., Ltd.

Add: Daling Management Zone, Zhongshan Torch Development Zone

Proxy:

Tel: 0760-5311336 5311339

Fax: 0760-5313391

Opening bank: Zhangjiabian Subbranch, ICBC

Accounting No.: 2011021709024812135

Tax number: 442000282119033

Postal code: 528437

Seller (Party B): Guangdong Mingyang Wind Power Technology Co., Ltd.

Add: Mingyang Industrial Park, Jianye Road, Zhongshan Torch Development Zone

Proxy:

Tel: 0760-88587732

Fax: 0760-88587313

Opening bank: Zhongshan Torch Development Zone Subbranch, Agricultural Bank of China

Accounting No.: 44-319101040008866

Tax number: 442000789438199

Postal code: 528437